UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

August 7, 2013

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365	2201 Park Place, Suite 101 El Segundo, CA 90245	98-0434104
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(310) 643-7800

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 7, 2013, the Registrant issued a press release regarding its financial results for the second quarter ended June 30, 2013. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

In addition, a conference call to discuss the second quarter’s results will be held at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on August 7, 2013, hosted by the Registrant’s Chairman and CEO, Scott Jarus, and Senior Vice President of Finance, Thomas Kreig, followed by a question and answer period. They will be joined by the Registrant’s Head of Business Development, Ed Jaeger; Vice President of Sales, Fred Castro; and Vice President of Marketing, Shawn Norfolk.

To participate in the conference call, interested parties should dial (877) 941-1428 five to ten minutes prior to the call. International callers should dial 1 + (480) 629-9665. If you are unable to participate in the live call, a replay will be available from August 7th at 7:30 p.m. Eastern Time through midnight Eastern Time on August 21, 2013. To access the replay, dial (877) 870-5176 (passcode: 4634523). International callers should dial 1+ (858) 384-5517 and use the same passcode.

The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 7.01. Regulation FD Disclosure.

The disclosure under Item 2.02 above is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Press release entitled “Ironclad Performance Wear Reports Second Quarter 2013 Financial Results” dated August 7, 2013.*
*Furnished, not filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PERFORMANCE WEAR CORPORATION

Date:	August 7, 2013	By:	/s/ Thomas Kreig
Thomas Kreig
Senior Vice President of Finance

Ironclad Performance Wear Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current Assets
Cash and cash equivalents	$228,653	$721,589
Accounts receivable net of allowance for doubtful accounts of $48,000	3,711,423	6,423,670
Due from factor without recourse	—	915,492
Inventory net of reserve of $619,000	8,119,175	5,281,445
Deposits on inventory	787,023	716,273
Prepaid and other	440,229	308,814
Deferred tax assets - current	857,500	857,500
Total current assets	14,144,003	15,224,783

Property and Equipment
Computer equipment and software	521,570	515,058
Vehicles	43,680	43,680
Office equipment and furniture	220,490	179,835
Leasehold improvements	95,455	47,381
Less: accumulated depreciation	(609,765)	(529,917)
Total property and equipment, net	271,430	256,037

Other Assets
Trademarks and patents, net of accumulated amortization of $44,692 and $40,318	132,694	132,168
Deposits	10,204	10,204
Total other assets	142,898	142,372
Total Assets	$14,558,331	$15,623,192

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$2,116,545	$4,932,648
Line of credit	3,399,277	1,483,883
Total current liabilities	5,515,822	6,416,531
Total Liabilities	5,515,822	6,416,531

Stockholders' Equity
Common stock, $.001 par value; 172,744,750 shares authorized; 76,704,275 and 76,447,587 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	76,704	76,448
Additional paid-in capital	19,092,835	18,920,811
Accumulated deficit	(10,127,030)	(9,790,598)
Total Stockholders' Equity	9,042,509	9,206,661

Total Liabilities & Stockholders' Equity	$14,558,331	$15,623,192

Ironclad Performance Wear Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

REVENUES
Net sales	$4,519,211	$4,546,595	$9,834,867	$9,894,460

COST OF SALES
Cost of sales	2,960,998	2,761,916	6,296,768	6,156,432

GROSS PROFIT	1,558,213	1,784,679	3,538,099	3,738,028

OPERATING EXPENSES
General and administrative	611,897	734,905	1,418,469	1,356,913
Sales and marketing	799,235	601,739	1,571,873	1,286,310
Research and development	181,610	126,454	365,354	256,161
Purchasing, warehousing and distribution	289,832	254,755	578,481	504,538
Depreciation and amortization	44,760	40,005	85,316	78,789

Total operating expenses	1,927,334	1,757,858	4,019,493	3,482,711

INCOME (LOSS) FROM OPERATIONS	(369,121)	26,821	(481,394)	255,317

OTHER INCOME (EXPENSE)
Interest expense	(21,905)	(4,888)	(31,359)	(13,965)
Interest income	41	8,569	74	20,461
Other income, net	1	27,481	1	82,156
Gain on disposition of equipment	—	—	50	—

Total other income (expense), net	(21,863)	31,162	(31,234)	88,652

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(390,984)	57,983	(512,628)	343,969

PROVISION FOR (BENEFIT FROM) INCOME TAXES	(176,196)	39,000	(176,196)	78,000

NET INCOME (LOSS)	$(214,788)	$18,983	$(336,432)	$265,969

NET INCOME (LOSS) PER COMMON SHARE
Basic	($0.00)	$0.00	($0.00)	$0.00
Diluted	($0.00)	$0.00	($0.00)	$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	76,704,277	76,354,001	76,658,341	75,670,166
Diluted	85,735,188	84,907,124	85,689,252	84,223,287